UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 3.02.       Unregistered Sales of Equity Securities.

     On June 30, 2005, Foster Wheeler Ltd. commenced an exchange offer (the “Exchange Offer”) for all outstanding shares of its 9.00% Trust Preferred Securities (the “Trust Preferred Securities”). Under the terms of the Exchange Offer, Foster Wheeler Ltd. is offering to exchange 2.16 of its common shares for each Trust Preferred Security. As of June 28, 2005, there were 2,847,086 Trust Preferred Securities outstanding. The Exchange Offer will expire at 5:00 p.m., New York City time, on July 29, 2005, unless Foster Wheeler Ltd. extends the Exchange Offer.

      In connection with the Exchange Offer, Foster Wheeler Ltd. entered into a lock-up agreement with certain investors (the “Holders”) holding approximately 48.9% of the outstanding Trust Preferred Securities. Under the terms of such lock-up agreement, the Holders have agreed to tender all of their Trust Preferred Securities held as of the date of the agreement, as well as any Trust Preferred Securities that may be acquired thereafter, in the Exchange Offer. Foster Wheeler Ltd. will issue at least 3,005,687.52 common shares in exchange for the tender of the Holders’ Trust Preferred Securities. Foster Wheeler Ltd. expects to issue such common shares on the fourth business day immediately following the expiration date of the Exchange Offer.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Form of Lock-Up Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: July 6, 2005	By: /s/	Brian Ferraioli

Brian Ferraioli
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of Lock-Up Agreement